EXHIBIT 21

SUBSIDIARIES OF UGI CORPORATION

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
AMERIGAS, INC.	100%	PA
AMERIGAS PROPANE, INC.	100%	PA
AmeriGas Partners, L.P.	(1)	DE
AmeriGas Finance Corp.	100%	DE
AmeriGas Eagle Finance Corp.	100%	DE
AP Eagle Finance Corp.	100%	DE
AmeriGas Finance LLC	100%	DE
AmeriGas Propane, L.P.	(2)	DE
AmeriGas Propane Parts & Service, Inc.	100%	PA
Heritage Energy Resources, LLC	100%	OK
M-P Oils, Ltd.	100%	CANADA
AmeriGas Eagle Holdings, Inc.	100%	DE
AmerE Holdings, Inc.	100%	DE
Active Propane of Wisconsin, LLC	100%	DE
902 Gilbert Street, LLC	100%	NC
Metro Lawn, LLC	100%	DE
AmeriGas Technology Group, Inc.	100%	PA
FOUR FLAGS DRILLING COMPANY, INC.	100%	PA
ASHTOLA PRODUCTION COMPANY	100%	PA
UGI ETHANOL DEVELOPMENT CORPORATION	100%	PA
NEWBURY HOLDING COMPANY	100%	DE
UGI ENTERPRISES, LLC	100%	PA
EASTFIELD INTERNATIONAL HOLDINGS, INC.	100%	DE
EUROGAS HOLDINGS, INC.	100%	DE
UGI BLACK SEA ENTERPRISES, INC.	100%	PA
UGI CHINA, INC.	100%	DE
UGI ENERGY SERVICES, LLC (d/b/a UGI EnergyLink)	100%	PA
Energy Services Funding Corporation	100%	DE
Hellertown Pipeline Company	100%	PA
Homestead Holding Company	100%	DE
UGI Asset Management, Inc.	100%	DE
UGI Development Company	100%	PA
UGID Holding Company	100%	DE
UGI Hunlock Development Company	100%	PA
UGI LNG, Inc.	100%	DE
UGI Marcellus, LLC	100%	DE
UGI Mt. Bethel Pipeline Company, LLC	100%	DE
UGI PennEast, LLC	100%	DE
PennEast Pipeline Company, LLC	20%	DE
UGI Storage Company	100%	PA

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
UGI Sunbury, LLC	100%	DE
UGI Texas Creek, LLC	100%	DE
UGI CENTRAL GAS CONTROL, LLC	100%	DE
UGI HVAC ENTERPRISES, INC.	100%	DE
UGI INTERNATIONAL (CHINA), INC.	100%	DE
UGI INTERNATIONAL (ROMANIA), INC.	100%	PA
UGI INTERNATIONAL, LLC	100%	PA
UGI Europe, Inc.	100%	DE
UGI International Holdings BV	100%	NETHERLANDS
Flaga GmbH	100%	AUSTRIA
Flaga Supply and Services GmbH	100%	AUSTRIA
Kosan Gas A/S	100%	DENMARK
Kosan Gas Sverige AB	100%	SWEDEN
Kosan Gas AB	100%	SWEDEN
Kosan Gas Norge A/S	100%	NORWAY
Kosan Gas Finland Oy	100%	FINLAND
Flaga Suisse GmbH	100%	SWITZERLAND
Zentraleuropa LPG Holding GmbH	100%	AUSTRIA
AmeriGas Polska Sp. z.o.o.	100%	POLAND
Flaga GPL Romania S.r.l.	100%	ROMANIA
Flaga LPG SA	90.59%	ROMANIA
Flaga s.r.o.	100%	CZECH REPUBLIC
Flaga spol s.r.o.	100%	SLOVAKIA
Flaga Hungaria Kft.	100%	HUNGARY
Trans Gas LPG Services S.r.l.	20%	ROMANIA
UGI France	100%	FRANCE
Antargaz Belgium N.V.	100%	BELGIUM
Antargaz Luxembourg S.A.	100%	LUXEMBOURG
Antargaz Nederland B.V.	100%	NETHERLANDS
EnergySud S.A.	(3)	BELGIUM
Gasbottling N.V.	(4)	BELGIUM
Antargaz Finagaz (5)	100%	FRANCE
UGI Energie (6)	100%	FRANCE
UGI Distribution	(7)	FRANCE
Norgal	61.06%	FRANCE
Butane Du Havre	37.3%	FRANCE
Cobogal	50%	FRANCE
Geogaz - Lavera	21.57%	FRANCE
Geovexin	44.9%	FRANCE
Gie Donges	50%	FRANCE
Groupement Technique Citernes	(8)	FRANCE
Rhone Gaz	50.62%	FRANCE
Sigalnor	30%	FRANCE
Sigap Ouest	100%	FRANCE

SUBSIDIARY	OWNERSHIP	STATE OF INCORPORATION
Sobegal	72%	FRANCE
Societe Des Gaz Du Sud (Sogasud)	100%	FRANCE
SoGaCYP	50%	FRANCE
SP Queven	50%	FRANCE
Stogaz	100%	FRANCE
UGI Midlands Limited	100%	UNITED KINGDOM
AvantiGas Limited	100%	UNITED KINGDOM
Amazon Gas Limited	100%	UNITED KINGDOM
Avanti Renewables Limited	50%	UNITED KINGDOM
Lister Gases Limited	100%	UNITED KINGDOM
Primus Limited	100%	UNITED KINGDOM
AvantiGas On Ltd.	100%	UNITED KINGDOM
DVEP Investeringen B.V.	100%	NETHERLANDS
De Vrije Energie Producent B.V.	100%	NETHERLANDS
Qwint B.V.	100%	NETHERLANDS
UGI Italia S.r.l.	(9)	ITALY
UniverGas Italia S.r.l.	100%	ITALY
Alanno Gas S.c.a.r.l.	54%	ITALY
Foligno Gas S.r.l.	51%	ITALY
Montemarcian Gas S.c.a.r.l.	51%	ITALY
Ponentegas S.r.l.	100%	ITALY
UGI ROMANIA, INC.	100%	PA
UGI PROPERTIES, INC.	100%	PA
UGI UTILITIES, INC.	100%	PA
OPERATION SHARE ENERGY FUND	100%	PA
UGI ENERGY VENTURES, INC.	100%	DE
UGI PENN NATURAL GAS, INC.	100%	PA
UGI Penn HVAC Services, Inc.	100%	PA
UGI CENTRAL PENN GAS, INC.	100%	PA
UGI Central Penn Propane, LLC	100%	PA
UGI Petroleum Products of Delaware, Inc.	100%	DE
UGI STONERIDGE I, LLC	100%	DE
UGI Stoneridge II, LLC	100%	DE
UNITED VALLEY INSURANCE COMPANY	100%	VT

(1)	AmeriGas Propane, Inc. holds an approximate 26% interest in AmeriGas Partners, L.P.

(2)	1.0101% owned by AmeriGas Propane, Inc., the General Partner, 98.8899% owned by AmeriGas Partners, L.P., a Limited Partner and 0.1% owned by AmeriGas Eagle Holdings, Inc., a Limited Partner.

(3) 90% owned by Antargaz Belgium N.V. and 10% owned by Antargaz Luxembourg S.A.

(4) 99.5% owned by Antargaz Belgium N.V. and 0.5% owned by Antargaz Luxembourg S.A.

(5) A nominal share is held by each of Eric Naddeo, Kirk R. Oliver, Roger Perreault, John L. Walsh, and HC Conseil SARL (Mr. Hervé Couffin).

(6) A nominal share is held by each of Eric Doublet, Serge Moisan, Eric Naddeo, Augustin Sarragallet, Philippe Simon and Antoine Willaume.

(7) 99.98% owned by Antargaz Finagaz and 0.02% owned by Stogaz. Also, a nominal share is held by each of Claire Boucher, Félix Charlemagne, Eric Doublet, Eric Naddeo, Augustin Sarragallet and Antoine Willaume.

(8) 20.0% owned by Antargaz Finagaz and 20.0% % owned by Societe Des Gaz Du Sud (Sogasud).

(9) 62.7% owned by UGI International Holdings B.V. and 37.3% owned by UGI International, LLC.

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